Exhibit 99.4

PROXY CARD

CYBERGUARD CORPORATION

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Patrick J. Clawson and Michael D. Matte, and each of them individually, each with full power of substitution, as attorney, agent and proxy to represent the undersigned at the Special Meeting of Stockholders (the “Special Meeting”) of CyberGuard Corporation (“CyberGuard”) to be held at                      located at                     , at 10:00 a.m. local time, on             ,                  2005, or at any adjournment thereof, with all power which the undersigned would possess if personally present, and to vote all shares of stock of the Company which the undersigned may be entitled to vote at said Special Meeting in the manner set forth below.

The Board of Directors unanimously recommends your vote FOR all matters set forth below.

1.	APPROVE the adoption of the Agreement and Plan of Merger, dated as of August 17, 2005, by and among Secure Computing Corporation, Bailey Acquisition Corp. and CyberGuard, as such may be amended from time to time, and approve the merger contemplated thereby.

☐ FOR	☐ AGAINST	☐ ABSTAIN

2.	APPROVE the adjournment of the Special Meeting if necessary to permit further solicitation of proxies if there are not sufficient votes at the time of the Special Meeting to approve any of the foregoing proposals.

☐ FOR	☐ AGAINST	☐ ABSTAIN

3.	IN THEIR DISCRETION, ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING AND ANY ADJOURNMENT(S) THEREOF. (continued and to be signed on reverse side)

(continued from other side)

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ADOPTION OF THE MERGER AGREEMENT AND APPROVAL OF THE MERGER AS SET FORTH IN PROPOSAL (1), FOR THE APPROVAL OF THE ADJOURNMENT OF THE SPECIAL MEETING, IF NECESSARY, AS SET FORTH IN PROPOSAL (2) AND WILL CONFER THE AUTHORITY SET FORTH IN PARAGRAPH 3.

Receipt is hereby acknowledged of the Notice of Meeting and Joint Proxy Statement/Prospectus dated                     , 2005.

Dated: ________________, 2005

(signature of stockholder)

Please sign your name exactly as it appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please give title. Each joint owner is requested to sign. If a corporation, partnership or other entity, please sign by an authorized officer or partner.

Whether or not you plan to attend the Special Meeting, please complete, date, sign and return this proxy in the envelope provided.